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                                                                    EXHIBIT 99.1

                           INTERLOTT TECHNOLOGIES INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON [ -- ], 2003

The undersigned stockholder of Interlott Technologies Inc. ("Interlott"), revoking all prior proxies, hereby appoints L. Rogers Wells, Jr., David F. Nichols and Gary S. Bell, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Interlott which the undersigned is entitled to vote at the special meeting of stockholders to be held at [ADDRESS], on [ -- ], [ -- ], 2003, beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting dated [ -- ], 2003, and the related proxy statement/prospectus, copies of which have been received by the undersigned.

THIS PROXY IS SOLICITED ON BEHALF OF THE INTERLOTT BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           (Continued on reverse side)

            (Please fill in the appropriate boxes on the other side)

        1. To adopt the Amended and Restated Agreement and Plan of Merger, dated as of March 17, 2003, among Interlott Technologies Inc., GTECH Holdings Corporation, and wholly-owned subsidiaries of GTECH Holdings Corporation, as the same may be amended from time to time.

                  [   ] FOR        [  ] AGAINST            [   ] ABSTAIN


        2. To approve the Interlott Technologies, Inc. 1994 Stock Incentive Plan, as amended and restated effective January 15, 2003.

                  [   ] FOR        [  ] AGAINST            [   ] ABSTAIN



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS. IN ADDITION, UNLESS OTHERWISE INDICATED ON THIS PROXY,
THE PERSONS NAMED AS PROXIES ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

DATED                              , 2003
     ------------------------------


Signature of Stockholder(s)

Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ABOVE.

If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                 Mark here if you plan to attend the meeting [ ]

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.